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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this registration statement on Form S-1 of our reports dated May 31, 2002, except as to the stock dividend described in Note 2, which is as of November 12, 2002 and our report dated March 15, 2002, relating to the consolidated financial statements and financial statement schedules of Safety Insurance Group, Inc. (the "Company"), which appear in the registration statement on Form S-1 (File No. 333-87056) of the Company.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
November 21, 2002